Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Massachusetts Tax-Free
Advantage Municipal Fund

811-21216


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010.

Voting results are as follows:

 <c>Common and
MuniPreferred shares voting
together as a class
 <c> MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policies relating to
investments in insured municipal
securities.


   For
            1,285,990
                      489
   Against
                 44,835
                          2
   Abstain
                 55,767
                         -
   Broker Non-Votes
               458,571
                         -
      Total
            1,845,163
                      491



To approve the new fundamental policy
relating to investments in insured
municipal securities.


   For
            1,288,921
                      489
   Against
                 39,125
                          2
   Abstain
                 58,546
                         -
   Broker Non-Votes
               458,571
                         -
      Total
            1,845,163
                      491



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052371.